(NASDAQ: VCGH) A growing and leading consolidator and operator of adult nightclubs. 2007 Year End Presentation April 15, 2008 Exhibit 99.3

Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors identified from time to time in the Company’s reports with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the year ended December 31, 2007.
All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements, except as may be required by law.

The PENTHOUSE Club

LA BOHÉME
GENTLEMENS' CABARET

DC
DIAMOND CABARET
& Steakhouse

PT's
SHOWCLUB

MC
THE MEN'S CLUB
OF RALEIGH

SCHIEKS
Palace Royale

VCG
HOLDING

Page 3 Current Ownership- 19 Clubs Located in Colorado, Florida, Indiana, Illinois, Kentucky, Maine, Minnesota, North Carolina and Texas.

Year Over Year Comparison
($MM, except per share figure)
$ 0.30 $0.02 Fully Taxed EPS (Pro forma)
$ 0.37 $0.03 Reported EPS
% 460 6.3 1.1 Net income
%
525
1.3 0.2 Taxes
% 327 7.8 1.8 Income before taxes
% 200 9.8 3.3 Income from operations
%
176
10.9 3.9 EBITDA
% 152 $ 40.5 $16.1 Revenue
Increase % 2007 2006

Bridge to “Fully Taxed” Run Rate
• Core business pro forma is an average, EPS can range from $.07 to $.12 depending on seasonality, sporting events and conventions.
• Assumes full taxation of 34% but actual cash and book taxes will be less
• Assumes issuance of 831,000 shares (based on $12.27 per share) for purchase of the mega club
• Reflects CEO’s debt conversion at $13.33 per share
VCG Holding Run Rate
($MM)
Core Business Qly
Est. Pro Forma Dallas Subtotal Mega Club West Coast Run Rate
EBITDA 3.5 $                      0.5 $     4.0 $        1.4 $           0.5 $             5.9 $
Income from operations 3.2 $                      0.5 $     3.7 $        1.3 $           0.5 $             5.6 $
Interest & min. interest 0.8 0.2 1.0 0.4 0.2 1.6
Income before taxes 2.4 0.3 2.7 0.09 0.3 3.9
Taxes (34%) 0.8 0.1 0.9 0.3 0.1 1.3
Net income 1.6 $                      0.2 $     1.8 $        0.6 $           0.2 $             2.6 $
EPS 0.09 $                    0.01 $   0.10 $       0.03 $         0.01 $
0.14 $
Fully Diluted Shares
18.4 18.4 0.8 19.2
Qly impact of acquisitions (# clubs):

Recession Resistant Industry
Year
Revenue
($MM)
% Increase/
Decrease
1997 $11.8
1998 11.9 1.1%
1999 12.5 4.9%
2000 13.1 4.7%
2001 14.5 10.5%
2002 15.3 5.9%
2003 15.4 0.7%
2004 15.5 0.2%
2005 16.2 4.6%
2006 16.0 -1.3%
2007 16.5 3.4%
Compounded Annual Growth Rate of VCG owned stores in St. Louis, Denver,
Louisville, and Indianapolis.
CAGR     3.4%

• Acquisition of Platinum Plus in Miami, Florida
• Acquisition of La Boheme (5
th
Denver Location)
• Acquisition of Jaguar’s Gold Club in Dallas, Texas (4/14/2008)
• Conversion of $10.0M in debt by CEO at $13.33/share
• Voted “Best Chain in America” by our industry owners
• Moved to the NASDAQ Stock Exchange
• Announced mega club acquisition
• Announced west coast acquisition
Significant Events- Since 3
rd
Quarter

Investment Highlights
• Undervalued company
– Trading at approximately 12x current guidance
– EPS projected to grow approximately 33% from 2007 (fully taxed) to 2008
– VCG will grow in value as it improves its financial reporting and communication
• Leading market participant in highly attractive industry
– Recession resistant nature
– Significant barriers to entry
– Steady, predictable cash flows
– Highly fragmented industry
• Significant opportunities to grow thru highly accretive acquisitions
– Typical purchase price of 3.5x club’s pre-tax profit
– Estimated 3,500 clubs subject to consolidation across the USA
– Few competing buyers
– Strong reputation and industry contacts provide us a meaningful competitive advantage
• Company will strive to improve cost of debt and balance sheet ratios
• Significant insider ownership (30%+) aligns management’s incentives with other shareholders
• $10M debt conversion by entity controlled by CEO for 750,000 shares @ $13.33 per share
• Strong, and recently enhanced, management team